SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                        SCHNITZER STEEL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1)  Title of each class of securities to which transaction applies:

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       2)  Aggregate number of securities to which transaction applies:

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       3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

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       4)  Proposed maximum aggregate value of transaction:

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       5)  Total fee paid:

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[   ]  Fee paid previously with preliminary materials

[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

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       4)  Date Filed:

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



                        SCHNITZER STEEL INDUSTRIES, INC.




December 14, 1998



Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of your Company, which will be held on Monday, January 25, 1998 at 8 A.M., local time, at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205.

The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions about your Company.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please sign, date and return the enclosed proxy at your earliest convenience. Return of the signed and dated proxy card will not prevent you from voting in person at the meeting should you later decide to do so.

Sincerely,

ROBERT W. PHILIP

Robert W. Philip
President

                        SCHNITZER STEEL INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JANUARY 25, 1999



The Annual Meeting of Shareholders of Schnitzer Steel Industries, Inc. (the Company) will be held at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205 on Monday, January 25, 1999 at 8 A.M., local time, for the following purposes:

     (1) To elect eleven directors each to serve until the next Annual Meeting of Shareholders and until a successor has been elected and qualified;

     (2) To approve and ratify the selection of PricewaterhouseCoopers LLP as the independent auditors for the Company and its subsidiaries for the fiscal year ending August 31, 1999; and

     (3) To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on December 7, 1998 are entitled to notice of and to vote at the meeting or any adjournments thereof.

Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

By Order of the Board of Directors,

DORI SCHNITZER

Dori Schnitzer
Secretary

Portland, Oregon
December 14, 1998

                        SCHNITZER STEEL INDUSTRIES, INC.

                                 PROXY STATEMENT


This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schnitzer Steel Industries, Inc., an Oregon corporation (the Company), to be voted at the Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting.

All proxies in the enclosed form that are properly executed and received by the Company prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions thereon. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047, Attention: Dori Schnitzer, Secretary, or hand-delivered to the Secretary at or before the taking of the vote at the Annual Meeting.

The mailing address of the principal executive offices of the Company is P.O. Box 10047, Portland, Oregon 97296-0047. This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being mailed to shareholders on or about December 14, 1998.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting is December 7, 1998. At the close of business on December 7, 1998, 5,542,526 shares of Class A Common Stock (Class A), par value $1.00 per share, and 4,430,328 shares of Class B Common Stock (Class B), par value $1.00 per share, of the Company (collectively, the Common Stock) were outstanding and entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes with respect to each matter to be voted on at the Annual Meeting.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of August 31, 1998 (unless otherwise noted in the footnotes to the table), by (i) persons known to the Company to be the beneficial owner of more than 5% of either class of the Company's Common Stock,
(ii) each of the Company's directors and nominees for director, (iii) each executive officer of the Company named in the Summary Compensation Table, and
(iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them. Except as noted below, the address of each shareholder in the table is Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047.

             Name of Beneficial Owner or                            Class A Shares                    Class B Shares
              Number of Persons in Group                        Beneficially Owned (1)             Beneficially Owned (1)
-------------------------------------------------------   ---------------------------------   ------------------------------
                                                                 Number             Percent          Number          Percent
-------------------------------------------------------   -------------       -------------   -------------   -------------
Schnitzer Steel Industries, Inc. Voting Trust
(the Schnitzer Trust)                                                                             4,421,728           99.8%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Manuel Schnitzer (2)                                             22,500                   *         290,554            6.6%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Marilyn S. Easly (2)                                             10,300                   *         317,938            7.2%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Carol S. Lewis (2)                                                1,000                   *         195,812            4.4%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Scott Lewis                                                       6,000                   *          79,064            1.8%
-------------------------------------------------------   -------------       -------------   -------------   -------------
    MANUEL SCHNITZER FAMILY GROUP,
       Carol S. Lewis, Trustee (3)                                                                1,149,027           25.9%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Dori Schnitzer (2)                                                                                  334,374            7.5%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Susan Schnitzer (2)                                                                                 335,009            7.6%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Jean S. Reynolds (2)                                                                                274,342            6.2%
-------------------------------------------------------   -------------       -------------   -------------   -------------
    MORRIS SCHNITZER FAMILY GROUP,
       Dori Schnitzer, Trustee (3)                                                                1,167,814           26.4%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Gilbert and Thelma S. Schnitzer (2)                              45,800 (4)               *         479,729           10.8%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Kenneth M. and Deborah S. Novack (2)                             42,472 (4,5)             *         272,037            6.1%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Gary Schnitzer (2)                                               32,255 (6)               *         207,097            4.7%
-------------------------------------------------------   -------------       -------------   -------------   -------------
    GILBERT SCHNITZER FAMILY GROUP,
       Gary Schnitzer, Trustee (3)                                                                  963,288           21.7%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Leonard and Lois T. Schnitzer (2)                                52,715 (7)            1.0%         207,247            4.7%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Robert W. and Rita S. Philip (2)                                 56,985 (8)            1.1%         139,646            3.2%
-------------------------------------------------------   -------------       -------------   -------------   -------------
    LEONARD SCHNITZER FAMILY GROUP,
       Rita S. Philip, Trustee (3)                                                                1,141,599           25.8%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Tweedy  Browne & Company (13)                                   465,200 (9)            8.4%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Heartland Advisors (14)                                         349,700 (9)            6.3%
-------------------------------------------------------   -------------       -------------   -------------   -------------
J.P. Morgan & Co., Inc. (15)                                    860,500 (9)           15.5%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Wanger Asset Management LP (16)                                 455,900 (9)            8.2%
-------------------------------------------------------   -------------       -------------   -------------   -------------
Robert S. Ball                                                    5,000                   *
-------------------------------------------------------   -------------       -------------   -------------   -------------
William A. Furman                                                 3,500                   *
-------------------------------------------------------   -------------       -------------   -------------   -------------
Ralph R. Shaw                                                     5,000                   *
-------------------------------------------------------   -------------       -------------   -------------   -------------
Barry A. Rosen                                                   28,484 (10)              *
-------------------------------------------------------   -------------       -------------   -------------   -------------
Kurt C. Zetzsche                                                 29,397 (11)              *
-------------------------------------------------------   -------------       -------------   -------------   -------------
All directors and executive officers as a group
(15 persons) (2)                                                289,088 (12)           1.9%       1,718,951           38.8%
=======================================================   =============       =============   =============   =============

                                       2

*    Less than 1%
(1) Includes, in all cases, shares held by either spouse, either directly or as trustee or custodian. For purposes of this table, Class A shares beneficially owned do not include Class A shares issuable upon conversion of Class B shares.
(2)  Class B shares owned by these shareholders are subject to the Schnitzer
     Trust and represented by voting trust certificates beneficially owned by the shareholders.
(3) Class B shares shown in the table as owned by a family group represent the total number of shares subject to the Schnitzer Trust by members of the family group. The trustee for each family group has certain voting powers with respect to the family group's shares as described below under "Schnitzer Steel Industries, Inc. Voting Trust and Buy-Sell Agreement."
(4) Includes shares contributed by the shareholders to a foundation for which shareholders serve as trustees.
(5) Includes 7,922 shares subject to options exercisable prior to October 30, 1998.
(6) Includes 32,155 shares subject to options exercisable prior to October 30, 1998.
(7) Includes 42,115 shares subject to options exercisable prior to October 30, 1998.
(8) Includes 46,935 shares subject to options exercisable prior to October 30, 1998.
(9) Beneficial ownership as of November 10, 1998 as reported by the investment manager on Form 13F. Data was obtained from information published by the Nasdaq Stock Market, Inc.
(10) Includes 24,484 shares subject to options exercisable prior to October 30, 1998.
(11) Includes 29,297 shares subject to options exercisable prior to October 30, 1998.
(12) Includes 186,108 shares subject to options exercisable prior to October 30, 1998.
(13) Tweedy Brown & Company, 52 Vanderbilt Ave., New York, NY 10017
(14) Heartland Advisors, 790 North Milwaukee Street, Milwaukee, WI 53302
(15) J.P. Morgan & Co., Inc., 50 Wall Street, New York, NY 10260
(16) Wagner Asset Management, LP, 227 Monroe, Suite 3000, Chicago, IL 60606


Schnitzer Steel Industries, Inc. Voting Trust and Buy-Sell Agreement

Voting Trust Provisions. Pursuant to the terms of the Schnitzer Steel Industries, Inc. Voting Trust and Buy-Sell Agreement dated March 31, 1991 (the Schnitzer Trust Agreement), the beneficial owners of substantially all outstanding shares of Class B Common Stock have made their shares subject to the terms of the Schnitzer Steel Industries, Inc. Voting Trust (the Schnitzer Trust). The Schnitzer Trust is divided into four separate groups, one for each branch of the Schnitzer family. Carol S. Lewis, Dori Schnitzer, Gary Schnitzer, and Rita S. Philip are the four trustees of the Schnitzer Trust and each is also the separate trustee for his or her separate family group. Pursuant to the Schnitzer Trust Agreement, the trustees as a group have the power to vote the shares subject to in the Schnitzer Trust Agreement and, in determining how the trust shares will be voted, each trustee separately has the number of votes equal to the number of shares held in trust for his or her family group. Any action by the trustees requires the approval of trustees with votes equal to at least 52.5% of the total number of shares subject to the Schnitzer Trust Agreement. Before voting with respect to the following actions, each trustee is required to obtain the approval of holders of a majority of the voting trust certificates held by his or her family group: (a) any merger or consolidation of the Company with any other corporation, (b) the sale of all or substantially all the Company's assets or any other sale of assets requiring approval of the Company's shareholders, (c) any reorganization of the Company requiring approval of the Company's shareholders, (d) any partial liquidation or dissolution requiring approval of the Company's shareholders, and (e) dissolution of the Company. The Schnitzer Trust Agreement will terminate on March 31, 2001 unless terminated prior thereto by agreement of the holders of trust certificates representing two-thirds of the shares held in trust for each family group.

Provisions Restricting Transfer The trustees are prohibited from selling or encumbering any shares held in the Schnitzer Trust. The Schnitzer Trust Agreement prohibits shareholders who are parties thereto from selling or otherwise transferring their voting trust certificates or their shares of Class B Common Stock except to other persons in their family group or to entities controlled by such persons. Such transfers are also restricted by the Company's Restated Articles of Incorporation. A holder of voting trust certificates is permitted to sell or make a charitable gift of the shares of Class B Common Stock represented by his or her certificates by first directing the trustees to convert the shares into Class A Common Stock which will then be distributed to the holder free from restrictions under the agreement. However, before causing any shares to be converted for sale, a holder must offer the shares (or the voting trust certificates representing the shares) to the other voting trust certificate holders who may purchase the shares at the current market price for the Class A Common Stock. After the expiration of the Schnitzer Trust Agreement, these transfer restrictions will continue to apply to the Class B Common Stock formerly held by the Schnitzer Trust unless terminated by agreement of the holders of two-thirds of the Class B Common Stock held by each family group.


                              ELECTION OF DIRECTORS

Eleven directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his or her successor has been duly elected and qualified. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: Leonard Schnitzer, Robert W. Philip, Kenneth M. Novack, Gary Schnitzer, Dori Schnitzer, Carol S. Lewis, Jean S. Reynolds, Scott Lewis, Robert S. Ball, William A. Furman, and Ralph R. Shaw. If any nominee is unable to stand for election, the persons named in the proxy will vote the same for a substitute nominee. All of the nominees are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for reelection. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes will have no effect on the results of the vote.

Set forth below is the name, age, position with the Company, present principal occupation or employment and five-year employment history of each of the nominees for director of the Company.

  Name and Year First
     Became Director                             Business Experience                           Age
-----------------------     -------------------------------------------------------------     -----
   Leonard Schnitzer        Chief Executive Officer since August 1973; became Chairman of       74
         1948               the Board in March 1991.


   Robert W. Philip         President and a director since March 1991. Became director          51
         1991               in March 1991. He had been a Vice President of the Company since 1984 with responsibility for the Company's Metra steel distribution division from 1984 to the time of its sale in
                            July 1990. Mr. Philip is Leonard Schnitzer's son-in-law.


   Kenneth M. Novack        Executive Vice President of the Company and President of            52
         1991               Schnitzer Investment Corp. (SIC) and certain other Schnitzer
                            Group Companies. From 1975 to 1980, he worked for the Company as Vice President and then Executive Vice President. Mr.
                            Novack was also President of SIC from 1978 to 1980. From 1981 until April 1991, he was a partner in the law firm known
                            formerly as Ball, Janik & Novack. Mr. Novack is the son-in-law
                            of Gilbert Schnitzer, a brother of Leonard Schnitzer.


   Gary Schnitzer           Executive Vice President in charge of the Company's                 56
         1993               California scrap operations since 1980 and a director since
                            September 1993. Gary Schnitzer is the son of Gilbert
                            Schnitzer.

   Dori Schnitzer           Secretary of the Company since June 1987 and became a               45
         1991               director in March 1991. She also served as corporate counsel of the Company from October 1987 to May 1991 when she became
                            Vice President of Lasco Shipping Co. Dori Schnitzer is a
                            daughter of Morris Schnitzer, a deceased brother of Leonard
                            Schnitzer.

                                            4

   Carol S. Lewis           Director of the Company since December 1987. She is                 61
         1987               currently a proprietor of Virginia Jacobs, which has three linen and home accessories stores. From 1991 until 1995 she worked as a marketing and fund-raising consultant. From 1981 until 1991 she worked for Oregon Public Broadcasting, the
                            nonprofit operator of public television and radio in Oregon, most recently as President of the Oregon Public Broadcasting
                            Foundation. Carol Lewis is a daughter of Manuel Schnitzer, a brother of Leonard Schnitzer.


   Scott Lewis              Director of the Company since 1998. Mr. Lewis is an                 39
         1998               information technology consultant. He formerly was President of Sora Corporation, a software company located in Portland,
                            Oregon.


   Jean S. Reynolds         Director of the Company since September 1993. Jean S.               49
         1993               Reynolds is a marketing consultant. She is a daughter of
                            Morris Schnitzer, a deceased brother of Leonard Schnitzer.


   Robert S. Ball           Director of the Company since September 1993. Since 1982, he        57
         1993               has been a partner in the Portland, Oregon law firm of Ball
                            Janik LLP.


   William A. Furman        Director of the Company since September 1993. Since 1981, he        53
         1993               has been President, Chief Executive Officer and a director of The Greenbrier Companies of Portland, Oregon, a publicly held company with subsidiaries, including Gunderson, Inc., engaged in manufacturing, marketing and leasing of railcars and other equipment.


   Ralph R. Shaw            Director of the Company since September 1993. Mr. Shaw is           58
         1993               President of Shaw Management, Inc., a financial services and venture capital firm. He is also a director of TRM Copy
                            Centers Corporation.


The Board of Directors held four meetings during the fiscal year ended August 31, 1998. Each director attended at least 75% of the aggregate number of meetings of the Board and of committees of the Board on which they served.

The Company has Compensation and Audit Committees of the Board of Directors. Messrs. Ball, Furman, and Shaw are members of the Audit Committee and Messrs. Furman and Shaw are members of the Compensation Committee. The principal function of the Audit Committee is to make recommendations to the Board as to the engagement of independent auditors, to review the scope of the audit and audit fees, and to discuss the results of the audit with the independent auditors. The Compensation Committee administers the Company's 1993 Stock Incentive Plan and makes recommendations to the Board of Directors regarding compensation for executive officers of the Company. During fiscal 1998, the Audit Committee held two meetings and the Compensation Committee held one meeting. The Company does not have a nominating committee of the Board of Directors. Shareholders who wish to submit names for consideration for Board membership should do so in writing addressed to the Board of Directors, c/o Dori Schnitzer, Secretary, Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

                                  EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereinafter referred to as the Named Executive Officers) for the fiscal years ended August 31, 1998, 1997, and 1996:

                                                                                               Long-Term
                                                                                             Compensation
                                                                                             -------------
                                                                                                Awards
                                                                                             -------------        All
                                                             Annual Compensation              Securities          Other
             Name and                   Fiscal     ---------------------------------------    Underlying        Compensa-
        Principal Position               Year        Salary(1)         Bonus        Other       Options         tion (1,2)
-----------------------------------   ----------   ------------   ------------   ---------   -------------   -------------
Leonard Schnitzer                        1998        $  288,869     $  124,000                      16,888        $  8,000
                                      ----------   ------------   ------------   ---------   -------------   -------------
  Chief Executive Officer                1997        $  286,391     $  207,200                      19,665        $  7,175
                                      ----------   ------------   ------------   ---------   -------------   -------------
                                         1996        $  275,187     $  207,200                      18,948        $  6,750
-----------------------------------   ----------   ------------   ------------   ---------   -------------   -------------
Robert W. Philip                         1998        $  394,626     $  248,000                      21,154        $  8,000
                                      ----------   ------------   ------------   ---------   -------------   -------------
  President                              1997        $  358,624     $  412,500                      29,220        $  7,175
                                      ----------   ------------   ------------   ---------   -------------   -------------
                                         1996        $  340,269     $  375,000                      21,043        $  6,750
-----------------------------------   ----------   ------------   ------------   ---------   -------------   -------------
Gary Schnitzer                           1998        $  273,073     $   96,000                      12,621        $  8,000
                                      ----------   ------------   ------------   ---------   -------------   -------------
  Executive Vice President               1997        $  260,737     $  160,000                      16,440        $  7,175
                                      ----------   ------------   ------------   ---------   -------------   -------------
                                         1996        $  250,651     $  150,000                      11,843        $  6,750
-----------------------------------   ----------   ------------   ------------   ---------   -------------   -------------
Kurt C. Zetzsche                         1998        $  239,853     $  100,000                      11,353        $ 16,000
                                      ----------   ------------   ------------   ---------   -------------   -------------
  President of Steel Operations          1997        $  235,426     $   90,000                      12,991        $ 16,000
                                      ----------   ------------   ------------   ---------   -------------   -------------
                                         1996        $  227,142     $   90,000                      10,649        $ 15,000
-----------------------------------   ----------   ------------   ------------   ---------   -------------   -------------
Barry A. Rosen                           1998        $  211,166     $   66,000                      10,002        $  8,000
                                      ----------   ------------   ------------   ---------   -------------   -------------
  Vice President - Finance               1997        $  195,117     $  110,000                      11,787        $  7,175
                                      ----------   ------------   ------------   ---------   -------------   -------------
                                         1996        $  188,110     $  100,000                       9,405        $  6,750
-----------------------------------   ----------   ------------   ------------   ---------   -------------   -------------

(1) The amounts in the table above do not include the amounts of salary and bonus separately paid by other Schnitzer Group companies to these officers through a reimbursement arrangement under the Shared Services Agreement.

(2) For fiscal years, 1996, 1997 and 1998, All Other Compensation consists entirely of Company contributions, net of reimbursement from other
     Schnitzer Group companies, to the Company's Supplemental Retirement Plan and Salary Deferral Retirement Plan, except that for Mr. Zetzsche for fiscal 1996, All Other Compensation consists of Company contributions to the Cascade Steel Rolling Mills, Inc. Employees' Retirement Plan.

Stock Option Grants in Last Fiscal Year

The following table provides information regarding stock options for Class A Common Stock granted to the Named Executive Officers in the fiscal year ended August 31, 1998.

                                   INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------    Potential Realizable Value
                              Number of          Percent of                                  at Assumed Annual Rates of
                             Securities       Total Options                                   Stock Price Appreciation
                             Underlying          Granted to      Exercise                        for Option Term (2)
                                Options        Employees in         Price    Expiration     ---------------------------
         Name                Granted (1)        Fiscal Year     Per Share       Date             5%             10%
------------------------   --------------   ---------------   -----------   -------------   ------------   ------------
Leonard Schnitzer                  16,888             17.2%      $  24.25      6/24/08        $  257,554      $ 652,692
------------------------   --------------   ---------------   -----------   -------------   ------------   ------------
Robert W. Philip                   21,154             21.6%         24.25      6/24/08           322,613        817,565
------------------------   --------------   ---------------   -----------   -------------   ------------   ------------
Gary Schnitzer                     12,621             12.9%         24.25      6/24/08           192,479        487,780
------------------------   --------------   ---------------   -----------   -------------   ------------   ------------
Kurt C. Zetzsche                   11,353             11.6%         24.25      6/24/08           173,141        438,774
------------------------   --------------   ---------------   -----------   -------------   ------------   ------------
Barry A. Rosen                     10,002             10.2%         24.25      6/24/08           152,537        386,560
------------------------   --------------   ---------------   -----------   -------------   ------------   ------------

(1) Each option was granted on the date 10 years prior to the expiration date shown in the table. Options become exercisable for 20% of the shares on each of the first five anniversaries of the grant date.

(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

The following table provides certain information concerning exercises of stock options during the fiscal year ended August 31, 1998, by each of the Named Executive Officers as well as the number and value of unexercised options held by such persons at August 31, 1998.

                                                               Number of Unexercised      Value of Unexercised in the
                                                                     Options at                 Money Options at
                                  Shares                          Fiscal Year-End             Fiscal Year-End (1)
                             Acquired on          Value     ---------------------------   ---------------------------
         Name                   Exercise       Realized     Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------   -------------   -------------   -----------   -------------   -----------   -------------
Leonard Schnitzer                  --              --            42,115          57,184        --              --
-------------------------   -------------   -------------   -----------   -------------   -----------   -------------
Robert W. Philip                   --              --            45,935          70,769        --              --
-------------------------   -------------   -------------   -----------   -------------   -----------   -------------
Gary Schnitzer                     --              --            31,155          42,113        --              --
-------------------------   -------------   -------------   -----------   -------------   -----------   -------------
Kurt C. Zetzsche                   --              --            28,296          36,599        --              --
-------------------------   -------------   -------------   -----------   -------------   -----------   -------------
Barry A. Rosen                     --              --            23,484          31,986        --              --
-------------------------   -------------   -------------   -----------   -------------   -----------   -------------

(1) Aggregate value of shares covered by the options at August 31, 1998, less the aggregate exercise price of such options.

Defined Benefit Retirement Plans

Pension Retirement Plan. The Company's Pension Retirement Plan (the Plan) is a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1986 (the Code). All employees (except Leonard Schnitzer and certain union and on-call employees) of the Company and certain other Schnitzer Group companies are eligible to participate in the Plan after meeting certain service requirements. Generally, pension benefits become fully vested after five years of service and are paid in monthly installments beginning when the employee retires at age 65. Annual benefits equal 2% of qualifying compensation for each Plan year of service after August 31, 1986. Upon their retirement, assuming retirement at age 65 and no increase in annual compensation from current levels, Messrs. Gary Schnitzer, Robert W. Philip, and Barry A. Rosen would receive annual benefits for life of $77,992, $92,909, and $88,797, respectively.

Supplemental Executive Retirement Bonus Plan. The Supplemental Executive Retirement Bonus Plan (the Supplemental Plan) was adopted to provide a competitive level of retirement income for key executives selected by the Board of Directors. The Supplemental Plan establishes an annual target benefit for each participant based on continuous years of service (up to a maximum of 25 years) and the average of the participant's five highest consecutive calendar years of compensation, with the target benefit subject to an inflation-adjusted limit equal to $175,891 in 1998. The target benefit is reduced by 100% of primary social security benefits and the Company-paid portion of all benefits payable under the Company's qualified retirement plans to determine the actual benefit payable under the Supplemental Plan. The actual benefit shall be paid as a straight life annuity or in other actuarially equivalent forms. Benefits are payable under the plan only to participants who terminate employment after age 55 with 10 credited years of service or after age 60. The following table shows the estimated annual target benefits under the Supplemental Plan, before the reductions based on social security and Company-paid retirement benefits, for executives who retire at age 60 (the normal retirement age under the Supplemental Plan) with various levels of pay and service, based on the 1998 value for the inflation-adjusted cap.

Highest Consecutive Five-Year                     Credited Years of Service
    Average Qualifying          -------------   -------------   -------------   -------------
       Compensation                   10              15             20               25
-----------------------------   -------------   -------------   -------------   -------------
         $ 200,000                $  52,000       $  78,000       $ 104,000       $ 130,000
-----------------------------   -------------   -------------   -------------   -------------
         $ 250,000                $  65,000       $  97,500       $ 130,000       $ 162,500
-----------------------------   -------------   -------------   -------------   -------------
         $ 300,000                $  68,014       $ 102,021       $ 136,028       $ 175,891
-----------------------------   -------------   -------------   -------------   -------------
         $ 350,000                $  68,014       $ 102,021       $ 136,028       $ 175,891
-----------------------------   -------------   -------------   -------------   -------------
         $ 400,000                $  70,356       $ 105,535       $ 140,713       $ 175,891
-----------------------------   -------------   -------------   -------------   -------------


As of December 31, 1997, Messrs. Gary Schnitzer, Robert W. Philip and Barry A. Rosen had 33, 26 and 16 years of service, respectively, and highest consecutive five-year average qualifying compensation of $310,362, $493,456 and $302,160, respectively. For Mr. Philip and Mr. Rosen, the compensation differs significantly from that shown in the Summary Compensation Table because benefits under the Supplemental Plan are based on total qualifying compensation received from all Schnitzer Group companies.


Director Compensation

Directors who are not employees of Schnitzer Group companies receive an annual fee of $10,000 plus $500 for attending each Board meeting or committee meeting held other than on the same day as a Board meeting, and are reimbursed for expenses of attending Board and committee meetings.

                              CERTAIN TRANSACTIONS

The Company is part of the Schnitzer Group of companies, all of which are controlled by members of the Schnitzer family. Other companies in the group include: Schnitzer Investment Corp. (SIC), engaged in the real estate and shipping agency businesses; Pacific Coast Shipping Co. (PCS) and its wholly-owned subsidiary, Trans-Pacific Shipping Co. (TPS), and Liberty Shipping Group Limited Partnership (LSGLP) and Liberty Belle Limited Partnership (LBLP) and their general partner LSGGP Corp. (LSGGP), all engaged in the ocean shipping business, and Island Equipment Company, Inc. (IECO), engaged in various businesses in Guam and other South Pacific islands.

Certain executive officers of the Company fulfill similar executive functions for other companies in the Schnitzer Group. Leonard Schnitzer, Robert W. Philip and Kenneth M. Novack, the members of the Company's Office of the President, also make up the Office of the President of SIC. Robert W. Philip has the principal operating responsibility for the Company, but he also spends time on the businesses of other Schnitzer Group companies. Leonard Schnitzer serves as Chairman of the Schnitzer Group's shipping companies and spends substantial amounts of his time on their businesses. Kenneth M. Novack spends substantial amounts of his time on the businesses of SIC, IECO, and other Schnitzer Group companies. Barry A. Rosen serves as Chief Financial Officer for all of the Schnitzer Group companies. The Company believes that the sharing of top management and other resources (such as data processing, accounting, legal, financial, tax, treasury, risk management and human resources) provides benefits to the Company and the other Schnitzer Group companies by giving each of them access to a level of experience and expertise that can only be supported by a larger organization.

The Company leases certain properties used in its business from SIC. These properties and certain lease terms are set forth in the following table:

                                                                  EXPIRATION
                 PROPERTY                      ANNUAL RENT        OF LEASES
------------------------------------------   ---------------   ---------------
Corporate Headquarters                          $  254,000         2002-2006
------------------------------------------   ---------------   ---------------
Scrap Operations:
     Portland facility and marine terminal       1,056,000              2063
     Sacramento facility                            80,000              2003
------------------------------------------   ---------------   ---------------
          Total                                 $1,382,000
------------------------------------------   ---------------   ---------------

The rent for the Portland scrap operations was adjusted on September 1, 1998 and will adjust every five years thereafter. The adjustments made on September 1, 2003 and every fifteen years thereafter will be to appraised fair market rent. Intervening rent adjustments will be based on the average of the percentage increases or decreases in two inflation indexes over the five years prior to the adjustment. The Sacramento facility rent was also adjusted on September 1, 1998 based on the same inflation indexes. The Company subleases a portion of the Portland facility to a third party for $38,000 per year until 2001.

The Company ships steel scrap on vessels chartered from PCS and TPS. In fiscal 1998, the Company incurred a total of $6,627,000 in charter expense to PCS and TPS for shipments of steel scrap. SIC acts as managing agent for PCS and TPS and was paid $99,000 in agency fees by the Company during fiscal 1998. In May 1993, the Company entered into a five-year time charter of a ship from TPS. Under this charter, the Company paid to TPS the actual cost of operating the ship plus approximately $130,000 per quarter, and paid to SIC agency fees of $185,000 per year. At the end of the charter, the Company guaranteed that TPS would be able to sell the ship for TPS's remaining capital investment at that time of $2,500,000, and the Company was entitled to either purchase the ship or receive any proceeds in excess of $2,500,000. Upon expiration of the agreement, the Company paid TPS the guaranteed residual of $2,500,000 and entered into an additional five-year time charter, at the end of which ownership of the vessel will be transferred to the Company. During the five-year time charter, the Company pays to TPS the actual cost of operating the ship. In May 1995, the Company entered into two additional seven-year time charters for other vessels with TPS. In August 1996, these two time charters were re-negotiated due to the condition of the vessels and lower charter rates experienced in the shipping industry. Under each of these re-negotiated charters, the Company pays to TPS the actual cost of operating the ship plus approximately $200,000 per quarter.

Additionally, the vessels discussed above are periodically sub-chartered to third parties. In this case, SIC acts as the Company's agent in the collection of income and payment of expenses related to sub-charter activities. Charter expense to PCS and TPS incurred for these vessels while sub-chartered totaled $3,151,000 in 1998. These charter expenses were offset by sub-charter income of $3,099,000 in 1998.

The Company provides management and administrative services to, and in some cases receives services from, SIC, LSGLP, LBLP, LSGGP, IECO, and other Schnitzer Group companies pursuant to a Second Amended Shared Services Agreement, as amended as of September 1, 1994. The agreement provides that all service providing employees, except executive officers, are charged out at rates based on the actual hourly compensation expense to the Company for such employees (including fringe benefits but excluding bonuses) plus an hourly charge for reimbursement of space costs associated with such employees, all increased by 15% as a margin for additional overhead and profit. The Company independently determines the salaries to pay its executive officers, and the other companies reimburse the Company fully for salaries and related benefits the other companies decide to pay, plus the hourly space charge and the 15% overhead and profit margin. Under the agreement, the Company independently determines the amount of bonus to pay to each of its employees, and the other companies reimburse the Company fully for any bonuses the other companies decide to pay. The agreement also provides for the monthly payment by these related parties to the Company of amounts intended to reimburse the Company for their proportionate use of the Company's telephone and computer systems. Charges by the Company under the agreement in fiscal 1998 totaled $1,223,000.

From time to time, the law firm of Ball Janik LLP, of which director Robert S. Ball is a partner, provides legal services to the Company. Ball Janik LLP provides legal services on a more regular basis to other companies in the Schnitzer Group.

Pursuant to a policy adopted by the Board of Directors, all transactions with other Schnitzer Group companies require the approval of a majority of the independent directors or must be within guidelines established by them.


           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the Committee) is composed of two outside directors. The Committee is responsible for developing and making recommendations to the Board with respect to the Company's compensation policies and the levels of compensation to be paid to executive officers. In addition, the Committee has sole responsibility for the administration of, and the grant of stock options and other awards under, the Company's 1993 Stock Incentive Plan, as ammended. The Company has engaged a nationally recognized compensation and benefits consulting firm to assist the Committee and the Company in gathering information on competitive compensation practices and in reviewing executive compensation.

The objectives of the Company's executive compensation program are to attract and retain highly qualified executives, and to motivate them to maximize shareholder returns by achieving both short-term and long-term strategic Company goals. The three basic components of the executive compensation program are base salary, annual bonus dependent on corporate performance, and stock options.

Base Salary

For purposes of determining fiscal 1998 salaries, the Committee considered market analyses prepared by the Company's compensation consultant. The salary data consisted of a broad survey of durable goods manufacturing companies and steel companies. Using trend line analysis on the broad survey data, the consultant estimated average salary levels for a durable goods company with $400 million in annual revenues, which such averages were reasonably confirmed by the steel industry data. The Committee used these estimated averages as the basis for establishing salaries for executive officers, with modifications in certain cases to reflect historical salary levels or reduced time commitments to the Company's business.

Annual Bonuses

Executive officers are eligible to receive annual bonuses, based on Company performance, which provide them a direct financial incentive to achieve corporate objectives each year. Bonuses for 1998 for all named executive officers were determined with reference to target bonus amounts expressed as a percentage of salary. Target bonuses are higher as a percentage of salary for more senior officers. The determination of actual bonuses is discretionary for the Committee and is based generally on overall Company profitability, business unit profitability, achievement of nonfinancial objectives and subjective judgements as to individual performance. No specific weight is accorded to any single factor and different factors may be accorded greater or lesser weight in particular years or for particular officers.

Fiscal 1998 results were negatively impacted by the Asian financial crisis, with net income down from the previous year. It is the Committee's belief that bonuses for executive officers should reflect only some of the Asian financial crisis impacts on earnings, as much of the impact was beyond management control.

Offsetting the above, the Company continued expanding its position in the scrap steel industry through some strategic joint venture acquisitions. Additionally, the Company's finished steel operations reported its highest level of operating income since 1990.

While the Committee views that the Company took all the steps it could in reaction to the Asian financial crisis and views the continued expansion efforts very favorably, earnings per share suffered. As a result executive bonuses were set at lower levels than in previous years.

As a result of the Company's overall performance and achievement of other objectives, such as those mentioned above, during 1998, all named executive officers received bonuses within the target range.

Stock Options

The stock option program is the Company's principal long-term incentive plan for executive officers. The objectives of the stock option program are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to create incentives for executives to remain with the Company for the long term through standard five-year vesting of options. Options are awarded with an exercise price equal to the market price of Class A Common Stock on the date of grant and have a term of 10 years.

The Committee has implemented an annual option grant program. Annual awards to the top five executive officers are made based on grant guidelines expressed as a percentage of salary, with such guidelines generally set at the median for companies in the broad market survey provided by the consultants.

Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. The levels of salary and bonus generally paid by the Company do not exceed this limit. Under IRS regulations, the $1,000,000 cap on deductibility will not apply to compensation received through the exercise of a nonqualified stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company's current policy generally to grant options that meet the requirements of the IRS regulations.

Chief Executive Officer Compensation

Mr. Schnitzer's base salary for fiscal 1998 was fixed at $289,000, which was approximately 75% of the average salary level for his position estimated by the Company's compensation consultant based on survey data as discussed above. The Committee believes that a lower than average salary level is appropriate since Mr. Schnitzer devotes time to the businesses of other companies in the Schnitzer Group to a greater extent than most executive officers of the Company.

Mr. Schnitzer received a bonus for 1998 of $124,000, which was 43% of the salary established for him for fiscal 1998. This is within the range of target bonuses payable under the annual bonus program and was awarded for the reasons discussed above.

During fiscal 1998, Mr. Schnitzer received an option for 16,888 shares of Class A Common Stock as part of the Company's annual option grant program. The size of the award was determined using the median grant guideline percentage for chief executive officers determined from survey data and applying that guideline percentage to Mr. Schnitzer's 1998 base salary.


                                       COMPENSATION COMMITTEE

                                       Ralph R. Shaw, Chair
                                       William A. Furman

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Steel Industry Group Index for the period commencing on November 16, 1993 (the date of the Company's initial public offering) and ending on August 31, 1998. The graph assumes that $100 was invested in the Company's Common Stock and each index on November 16, 1993, and that all dividends were reinvested.

[Line graph depicting performance omitted.]

                                   11/16/93     8/31/94     8/31/95     8/31/96     8/31/97    8/31/98
                                   --------    --------    --------    --------    --------   --------
Schnitzer Steel Industries, Inc.     100.00      136.39      143.03      141.36      177.63      82.09
Standard & Poors 500                 100.00      104.01      126.32      149.99      210.96     228.03
Standard & Poors Steel Index         100.00      125.88       95.18       82.07      105.37      64.96

               APPROVAL AND RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors of the Company has, subject to approval and ratification by the shareholders, selected PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending August 31, 1999.

A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL AND RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 1998 all of its officers, directors and 10% shareholders complied with all applicable
Section 16(a) filing requirements, except that Manual Schnitzer filed one report relating to one transaction late and the Lewis Children Trust filed its initial statement of beneficial ownership late.


                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Any proposal by a shareholder of the Company to be considered for inclusion in proxy materials for the Company's 2000 Annual Meeting of Shareholders must be received in proper form by the Company at its principal office no later than August 16, 1999.


                                     GENERAL

The Board of Directors of the Company is not aware of any matters other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgement.

The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally, or by telephone or telegram. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.

The Company will provide to any person whose proxy is solicited by this proxy statement, without charge, upon written request to its Corporate Secretary, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1998.


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors,

DORI SCHNITZER

Dori Schnitzer
Secretary

December 14, 1998

                        SCHNITZER STEEL INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      1999 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints ROBERT W. PHILIP, KENNETH M. NOVACK, and BARRY A. ROSEN, and each of them, with full power of substitution, as proxies, and authorizes them to represent and to vote, as designated below, all the stock of SCHNITZER STEEL INDUSTRIES, INC. that the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders of SCHNITZER STEEL INDUSTRIES, INC. to be held on January 25, 1999, at 8:00 a.m., local time, at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, OR 97205, and at any adjournment or postponement thereof, as indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).

     If no direction is made, this proxy will be voted FOR the Election of Directors and FOR the proposal to ratify the selection of Price Waterhouse LLP as the Company's independent auditors for the current fiscal year. If this proxy is executed in such manner as not to withhold authority to vote for the election of any nominee to the Board of Directors, it shall be deemed to grant such authority.

                                  (Continued, and to be dated and signed
                                   on the reverse side.)

                                   SCHNITZER STEEL INDUSTRIES, INC.
                                   P.O. Box 11119
                                   New York, N.Y.  10203-0119

                                    Directors recommend a vote "FOR"

1.  Election of Directors     FOR all nominees  [   ]     WITHHOLD AUTHORITY  [   ]     EXCEPTIONS  [   ]
                              listed below                to vote for all
                                                          nominees listed
                                                          below.

    Nominees:  Leonard Schnitzer, Robert W. Philip, Kenneth M. Novack, Gary Schnitzer, Dori Schnitzer,
               Carol S. Lewis, Jean S. Reynolds, Scott Lewis, Robert S. Ball, William A. Furman, and
               Ralph R. Shaw

    INSTRUCTIONS:  To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.

    Exceptions _______________________________________________________________________________________

                                    Directors recommend a vote "FOR"

2.  Proposal to ratify the selection of            3.  These proxies may vote in their discretion as
    PricewaterhouseCoopers LLP as independent          to other matters which may come before the
    auditors for the fiscal year ending                meeting.
    August 31, 1999.

    FOR  [  ]   AGAINST   [  ]   ABSTAIN   [  ]


                                                       Change of Address and     [   ]
                                                       or Comments Mark Here

                                                       Note: Please sign exactly as shown at left.
                                                       If stock is jointly held, each owner should
                                                       sign. Executors, administrators, trustees,
                                                       guardians, attorneys and corporate officers
                                                       should indicate their fiduciary capacity or
                                                       full title when signing.

                                                       Dated: ______________________________, 1998

                                                       ___________________________________________
                                                                       Signature

                                                       ___________________________________________
                                                               Signature (if jointly held)

                                                       Votes MUST be indicated (X)  [   ]
                                                       in Black or Blue Ink

       Please Mark, Date, Sign and Mail This Proxy Card Promptly in the Enclosed Envelope.